Exhibit 3.2

BYLAWS

OF

APPALACHIAN BANCSHARES, INC.

AS AMENDED AND RESTATED

ARTICLE ONE

Registered Office and Registered Agent

1.1 Registered Office and Agent. Appalachian Bancshares, Inc. (the “Corporation”) shall at all times maintain a registered office in the State of Georgia.

1.2 Other Offices. The Corporation may have offices at such place or places, within or without the State of Georgia, as the Board of Directors may from time to time appoint or the business of the Corporation may require or make desirable.

ARTICLE TWO

Shareholders’ Meetings

2.1 Place of Meetings. Meetings of the shareholders may be held on the call of the President or the Board of Directors at any place within or without the State of Georgia as set forth in the notice thereof or in the event of a meeting held pursuant to waiver of notice, as may be set forth in the waiver, or if no place is so specified, at the principal office of the Corporation.

2.2 Annual Meetings. The annual meeting of shareholders shall be held on such date as shall be designated by the Board of Directors for the purpose of electing directors and transacting any and all business that may properly come before the meeting.

2.3 Special Meetings. Special meetings of shareholders or a special meeting in lieu of the annual meeting of shareholders shall be called by the Corporation upon the written request of the holders of twenty-five percent (25%) or more of all the shares of capital stock of the Corporation entitled to vote in an election of directors. Special meetings of the shareholders or a special meeting in lieu of the annual meeting of shareholders may be called at any time by the President, Chairman of the Board, or the Board of Directors.

2.4 Substitute Annual Meeting. In the event that an annual meeting is not held on the day designated pursuant to Section 2.2 hereof, the Board of Directors shall cause a meeting in lieu thereof to be held as soon as conveniently may be thereafter, and any business transacted or elections held at such meeting shall be as valid as if transacted or held at the annual meeting. Such subsequent meeting shall be called in the same manner as provided for special shareholders’ meetings.

2.5 Notice of Meetings. Unless waived as contemplated in Section 5.2 hereof or by attendance at the meeting, either in person or by proxy, for any purpose other than to state, at the beginning of the meeting, an objection or objections to the transaction of business, a written or printed notice of each shareholders’ meeting stating the place, day and hour of the meeting shall be delivered not less than twenty (20) days nor more than fifty (50) days before the date thereof except as may otherwise be required by law, either personally or by mail, by or at the direction of the President or Secretary or other person calling the meeting, to each shareholder of record entitled to vote at such meeting. In the case of an annual or substitute annual meeting, the notice of the meeting need not state the purpose or purposes of the meeting unless the purpose or purposes constitute a matter which the Georgia Business Corporation Code (the “Code”) requires to be stated in the notice of the meeting. In the case of a special meeting, the notice of meeting shall state the purpose or purposes for which the meeting is called.

2.6 Quorum and Voting Requirements For Voting Groups. Unless otherwise provided by the Articles of Incorporation, at all meetings of the shareholders, the presence, in person or by proxy, of the holders of more than fifty percent (50%) of the shares outstanding and entitled to vote shall constitute a quorum. The shareholders at a meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, unless the meeting is adjourned under circumstances where a new record date is or must be set pursuant to Section 2.10 hereof. A shareholder who makes a special appearance for purposes of objecting to the lack of notice or defective notice or objecting to holding the meeting or transacting business at the meeting shall not be counted for purposes of determining a quorum. If a quorum is not present to organize a meeting, the meeting may be adjourned pursuant to Section 2.10 hereof.

2.7 Voting of Shares. Unless otherwise provided by the Articles of Incorporation, each outstanding share having voting rights shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders. Voting on all matters shall be by voice vote or by show of hands unless any qualified voter, prior to the voting on any matter, demands vote by ballot, in which case each ballot shall state the name of the shareholder voting and the number of shares voted by him, and if such ballot be cast by proxy, it shall also state the name of such proxy. If a quorum is present, a majority of the shares represented at the meeting and entitled to vote on the subject matter shall determine any matter coming before the meeting, unless a different vote is required by the Code, the Articles of Incorporation, or these Bylaws.

2.8 Proxies. A shareholder entitled to vote pursuant to Section 2.7 may vote in person or by proxy executed in writing by the shareholder or by his attorney-in-fact. A proxy shall not be valid after eleven (11) months from the date of its execution, unless a longer period is expressly stated therein.

2.9 Corporation’s Acceptance or Rejection of Votes or Proxies. The Corporation is entitled to reject a vote, consent, waiver or proxy appointment if the Secretary or other officer or agent authorized to tabulate the votes, acting in good faith, has reasonable basis for doubt about the validity of the signature on it or about the signatory’s authority to sign for the shareholder. The Corporation and its officer or agent who accepts or rejects a vote, consent, waiver or proxy appointment in good faith and in accordance with Code Section 14-2-724 are not liable in damages to the shareholder for the consequences of the acceptance or rejection.

2.10 Adjournments. Any meeting of the shareholders, whether or not a quorum is present, may be adjourned by the holders of a majority of the voting shares represented at the meeting to reconvene at a specific time and place. It shall not be necessary to give any notice of the reconvened meeting or of the business to be transacted, if the time and place of the reconvened meeting are announced at the meeting which was adjourned, except that if the meeting is adjourned to a date more than 120 days after the date of the original meeting, the Board of Directors must fix a new record date and provide notice of the adjourned meeting to persons who are shareholders of the Corporation on the new record date. At any such reconvened meeting at which a quorum is represented or present, any business may be transacted which could have been transacted at the meeting which was adjourned.

2.11 Acquisition, Merger or Consolidation Offers.

(a) No offer or solicitation to purchase the common stock of the Corporation by any owner of ten percent (10%) or more of the outstanding common stock of the Corporation (including any shares held by any affiliates of, and members of a group with, such owner and including the number of shares proposed to be purchased by all of them), or any proposal for the merger, consolidation or acquisition of the Corporation with or by, as the case may be, any other financial institution or financial institution holding company shall be brought before the shareholders unless (i) such transaction would not be prohibited under Section 7-1-608 of the Financial Institutions Code of Georgia or any other applicable law and (ii) such proposal is first approved by the vote of not less than two-thirds of the directors of the Corporation. Such proposal must be submitted to the Board of Directors in writing, and must provide for the same terms and conditions with respect to all shareholders. In no event shall the payment to any shareholder be less than the highest price paid by a proposed purchaser (or any affiliate or member of a group) for shares previously acquired in one or more transactions.

(b) Proposed transactions not in conformance with Paragraph A of this Section 2.11 may be brought before the shareholders upon petition to the Board of Directors signed by the holders of not less than thirty-three percent (33%) of the outstanding shares of common stock of the Corporation, provided that such petition must be received by the Board of Directors of the Corporation at least thirty (30) days prior to the regularly scheduled date of the annual shareholders meeting or, in the event such petition relates to a meeting of the shareholders called thereby, at least thirty (30) days prior to the date of such shareholders meeting. At any meeting at which a proposed transaction is to be considered by petition as provided herein, a vote of the holders of seventy-five percent (75%) of the outstanding shares of common stock shall be required to approve the proposal.

(c) The provisions of this Section 2.11 of the Bylaws, having been adopted by the unanimous vote of the holders of outstanding shares of the Corporation, may only be changed by a vote of the holders of two-thirds or more of the outstanding shares of common stock of the Corporation.

(d) In considering any proposed transaction as required in Paragraph A of this Section 2.11, the Board of Directors, in addition to considering the effects of any transaction on the Corporation or its shareholders, may consider the interests of the employees, customers, suppliers and creditors of the Corporation or any of its subsidiaries, the communities in which offices, branches or other establishments of the Corporation or of any subsidiary of the Corporation are located, and all other factors such directors consider pertinent, including, without limitation, the per share value of any offer, the financial structure of the offer, the character and reputation of the offeror and the financial stability of the offeror; provided, however, that the directors’ authority granted pursuant to this Section 2.11 shall be deemed solely to grant discretionary authority to the directors, and shall not be deemed to provide any constituency the right to be considered.

(e) Except as provided in Paragraph B of this Section 2.11, once an acquisition, merger or consolidation offer is presented to the shareholders of the Corporation for voting purposes, the affirmative vote of not less than two-thirds of the outstanding shares of common stock will be required to approve such offer.

(f) Any purchases, attempts to purchase and offers not made in accordance with this Section 2.11 shall be null and void and shall not be recognized as effective by the Corporation.

2.12 Action of Shareholders Without a Meeting. Any action which may be taken, or is required to be taken, at a meeting of the shareholders may be taken without a meeting if a written consent, setting forth the action so taken, shall be signed by each of the shareholders entitled to vote with respect to the subject matter thereof. Upon filing with the officer of the Corporation having custody of its books and records, such consent shall have the same force and effect as a unanimous vote of the shareholders at a meeting called for the purpose of considering the action authorized.

2.13 Notice of Shareholder Proposals. No proposal or item of business, including a nomination of a person for election to the Board of Directors, submitted by a shareholder of the Corporation for consideration at an annual meeting of shareholders, will be considered at any such meeting unless a shareholder delivers written notice of the matter proposed to be presented, to the Secretary of the Corporation, at the Company’s principal executive offices, not less than sixty (60) days nor more than ninety (90) days prior to the first anniversary of the preceding year’s annual meeting of shareholders; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty (30) days or delayed by more than sixty (60) days from such anniversary date, no such proposal or item of business will be considered unless a shareholder delivers written notice thereof, to the Secretary of the Corporation, at the Company’s principal executive offices, not less than sixty (60) days nor more than ninety (90) days prior to such annual meeting, or no later than the 10th day following the day on which public announcement of the date of such meeting is first made. Such notice of a shareholder proposal shall set forth:

(a) as to each person whom the shareholder proposes to nominate for election or reelection to the Board of Directors, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), and evidence reasonably satisfactory to the Corporation that such nominee has no interests that would limit his ability to fulfill the duties of a director;

(b) as to any other business that a shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, and any material interest that such shareholder, and the beneficial owner, if any, on whose behalf the nomination or proposal is made, have in such business; and

(c) as to a shareholder submitting notice of a proposal and a beneficial owner, if any, on whose behalf a nomination or proposal is made, (i) the name and address of such shareholder, and of such beneficial owner, if any, as they appear on the Corporation’s books and (ii) the class and number of shares of the Corporation that are owned beneficially and held of record by such shareholder and such beneficial owner, if any.

This provision shall not prevent the consideration and approval, or disapproval, at an annual meeting, of reports of officers, directors and committees, but in connection with such reports, no new business shall be acted upon at such meeting unless filed as provided in this Section 2.13. If the chairman of an annual meeting of shareholders determines that business was not properly brought before such meeting, in accordance with this Section 2.13, the chairman shall declare, at such meeting, that such business was not properly brought before the meeting and that such business shall not be transacted.

Notwithstanding the foregoing provisions, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.13. Further, nothing in this Section 2.13 shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Company’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

2.14 Business Combinations. Notwithstanding and not in limitation of, but in addition to, Paragraphs A through F of Section 2.11 of this Article Two, all of the requirements within §§14-2-1110 through 14-2-1113 and §§14-2-1131 through 14-2-1133 of the Code, as the same exist or may hereafter be amended, shall be applicable to “business combinations” (as that term is defined therein) of the Corporation.

ARTICLE THREE

The Board of Directors

3.1 General Powers. The business and affairs of the Corporation shall be managed by the Board of Directors. In addition to the powers and authority expressly conferred upon it by these Bylaws, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law, by any legal agreement among shareholders, by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the shareholders.

3.2 Number Directors. The Board of Directors of the Corporation shall consist of not less than 4 nor more than 25 persons, with the exact number to be fixed and determined from time to time by resolution of the Board of Directors, or by resolutions of the shareholders at any annual or special meeting of the shareholders. The number of directors may be changed from time to time by the shareholders or by resolution of the Board of Directors; provided, however, that the Board of Directors may not increase or decrease the number of directors by more than two (2) in any one year.

3.3 Election of Directors. After initial election or appointment pursuant to Code Section 14-2-205 and unless otherwise set forth in the Articles of Incorporation, directors shall be elected at each annual shareholders’ meeting. Except as provided in Section 3.5, the directors shall be elected by the affirmative vote of a majority of shares represented at the annual meeting of shareholders.

3.4 Term of Directors. The terms of the initial directors of the Corporation shall expire at the first shareholders’ meeting at which new directors are elected. Unless otherwise provided by the Articles of Incorporation, except in the case of death, resignation, retirement, disqualification or removal, all other directors shall serve as such for one year and thereafter until his respective successor shall have been elected and qualified.

3.5 Vacancies. Unless otherwise provided in the Articles of Incorporation, a vacancy occurring on the Board of Directors, may be filled for the unexpired term by the majority vote of the Board of Directors.

3.6 Compensation. Directors may receive such compensation for their services as directors as may from time to time be fixed by vote of the Board of Directors or the shareholders. A director may also serve the Corporation in a capacity other than that of director and receive compensation, as determined by the Board of Directors, for services rendered in that other capacity.

3.7 Honorary and Advisory Directors. When a director of the Corporation attains the age of seventy (70) or otherwise retires under the retirement policies of the Corporation as established from time to time by the Board of Directors, such director automatically shall become an Honorary Director of the Corporation. The Board of Directors of the Corporation may also appoint any individual an Honorary Director, Director Emeritus, or member of any advisory board established by the Board of Directors. Any individual automatically becoming an Honorary Director, or appointed an Honorary Director, Director Emeritus or member of an advisory board as provided by this Section 3.7, may be compensated as provided in Section 3.6, but such individual may not vote at any meeting of the Board of Directors or be counted in determining a quorum as provided in Section 4.5 and shall not have any responsibility or be subject to any liability imposed upon a director, or otherwise be deemed a director.

3.8 Committees. The Board of Directors may, by resolution or resolutions passed by a majority of all the members of the Board, designate one or more other committees, each consisting of three or more directors. Unless otherwise specifically permitted by the Board of Directors, the provisions of these Bylaws which govern meetings, actions without meetings, notice and waiver of notice and quorum and voting requirements of the Board of Directors, shall apply to meetings of committees and their members as well. To the extent specified by the Board of Directors or in the Articles of Incorporation, each committee shall have any may exercise all the power of the Board of Directors specified in these Bylaws; however, notwithstanding anything to the contrary herein, committees established by the Board shall have no power: (1) to approve or propose to shareholders action that is required by the Code or these

Bylaws to be approved by shareholders (including, but not limited to, fundamental corporate changes such as merger, share exchange, dissolution and asset sales); (2) to fill vacancies on the Board of Directors or any of its committees; (3) to amend the Articles of Incorporation or these Bylaws; (4) to approve a plan of merger, consolidation, or sale of all or substantially all of the Corporation’s assets; or (5) to voluntarily dissolve the Corporation.

3.9 Removal. Unless otherwise provided by the Articles of Incorporation, the entire Board of Directors or any individual director may be removed from office with or without cause by the affirmative vote of the holders of a majority of the shares entitled to vote at an election of directors. Further, unless otherwise provided by the Articles of Incorporation, the Board of Directors may remove a director from office (i) if such Director is adjudicated an incompetent by a court, (ii) if he is convicted of a felony, (iii) if he files for protection from creditors under bankruptcy laws, (iv) if he does not, within sixty (60) days of his election, accept the office in writing or by attendance at a meeting of the Board of Directors and fulfill any other requirements for holding the office of director, (v) if he fails to attend regular meetings of the Board of Directors for six (6) consecutive meetings without having been excused by the Board of Directors, or (vi) if he was an employee or duly elected officer of the Corporation and was discharged or resigned at the request of the Board of Directors for reasons relating to the performance of duties as an employee or officer of the Corporation.

ARTICLE FOUR

Meetings of the Board of Directors

4.1 Regular Meetings. A regular meeting of the Board of Directors shall be held immediately after each annual meeting of shareholders or any meeting held in lieu thereof. In addition, the Board of Directors may schedule other meetings to occur at regular intervals throughout the year.

4.2 Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the President, or in his absence by the Secretary of the Corporation, or by any two directors in office at that time.

4.3 Place of Meetings. Directors may hold their meetings at any place within or without the State of Georgia as the Board of Directors may from time to time establish for regular meetings or as is set forth in the notice of special meetings or, in the event of a meeting held pursuant to waiver of notice, as may be set forth in the waiver.

4.4 Notice of Meetings. No notice shall be required for any regularly scheduled meeting of the directors of the Corporation. Unless a director waives his right to notice as contemplated in Section 5.2 hereof, the President or Secretary of the Corporation or any director thereof shall give at least four (4) business days’ notice to each director of each special meeting stating the date, time and place of the meeting as set forth in Sections 14-2-141 and 14-2-822 of the Code.

4.5 Quorum. Unless otherwise provided in the Articles of Incorporation, the presence of at least a majority of the directors of the Corporation in office immediately before the meeting begins shall constitute a quorum necessary for the transaction of business at any meeting of directors.

4.6 Vote Required for Action. Except as otherwise provided by the Code, the Articles of Incorporation or these Bylaws, the affirmative vote of a majority of the directors present at a meeting at which a quorum is present at the time shall be the act of the Board of Directors.

4.7 Action by Directors Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors, or any meeting of a committee of directors, may be taken without a meeting if a written consent thereto shall be signed by all the directors, or all the members of the committee and such written consent shall be delivered to the Secretary of the Corporation for the purpose of inclusion in the corporate records. Such consent shall have the same force and effect as a unanimous vote of the Board of Directors or committee and may be evidenced by one or more written consents describing the action taken.

4.8 Adjournments. A meeting of the Board of Directors, whether or not a quorum is present, may be adjourned by a majority of the directors present to reconvene at a specific time and place. It shall not be necessary to give notice of the reconvened meeting or of the business to be transacted, other than by announcement at the meeting which was adjourned. At any such reconvened meeting at which a quorum is present, any business may be transacted which could have been transacted at the meeting which was adjourned.

4.9 Telephone Conference Calls. Unless otherwise prohibited by the Articles of Incorporation, members of the Board of Directors, or any committee designated by such Board, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 4.9 shall constitute a presence in person at such meeting.

ARTICLE FIVE

Notice and Waiver

5.1 Procedure. Whenever these Bylaws require notice to be given to any shareholder or director, the notice shall be given as prescribed in Sections 2.5 or 4.4 hereof for any shareholder or director, respectively. Whenever notice is given to a shareholder or director by mail, the notice shall be sent first-class mail by depositing the same in a post office or letter box in a postage prepaid sealed envelope addressed to the shareholder or director at his address as it appears on the books of the Corporation, and such notice shall be deemed to have been given at the time it is deposited in the United States mail.

5.2 Waiver. Whenever any notice is required to be given to any shareholder or director by law, by the Articles of Incorporation, or these Bylaws, the right to receive such notice shall be deemed waived and the notice need not be given if (i) there is a waiver thereof in writing, signed by the shareholder or director entitled to such notice, or by the proxy of such shareholder, whether before or after the meeting to which the waiver pertains, or (ii) the shareholder or director entitled to such notice, or the proxy of such shareholder, attends the meeting which is the subject of the notice; provided, however, that no such waiver shall apply by its terms to more than one required notice.

ARTICLE SIX

Officers

6.1 Number. The Officers of the Corporation shall consist of a Chairman of the Board, a President, one or more Vice Presidents, a Secretary and a Treasurer as determined or designated by the Board of Directors. The Board of Directors shall from time to time create and establish the duties of such other officers and elect or provide for the appointment of such other officers or assistant officers as it deems necessary for the efficient management of the Corporation, but the Corporation shall not be required to have at any time any officers other than a President, Secretary and Treasurer. In the event that no Chairman of the Board is elected, the President shall perform all of the duties and assume all of the responsibilities assigned to the office of Chairman of the Board. Any two (2) or more offices may be held by the same person.

6.2 Election and Term. All Officers shall be elected by the Board of Directors and shall serve at the will of the Board of Directors and until their successors have been elected and have qualified or until their earlier death, resignation, removal, retirement or disqualification.

6.3 Compensation. The compensation of all Officers of the Corporation shall be fixed by the Board of Directors.

6.4 Removal of Officers. The Board of Directors may remove any officer at any time with or without cause.

6.5 Powers and Duties. The Officers of the Corporation shall each have such powers and duties as generally pertain to their respective offices, as well as such powers and duties as from time to time may be conferred by the Board of Directors. The Vice President or Vice Presidents, the Assistant Secretary or Assistant Secretaries and the Assistant Treasurer or Assistant Treasurers shall, in the order of their respective seniorities, in the absence or disability of the President, Secretary or Treasurer, respectively, perform the duties of such offices and shall generally assist the President, Secretary or Treasurer, respectively.

Without limitation upon any of the foregoing:

(a) The Chairman of the Board shall preside at the meetings of shareholders and at the meetings of the Board of Directors and shall have such other duties and responsibilities as may be specified in these Bylaws and as shall be directed from time to time by the Board of Directors.

(b) The President shall be the chief executive officer of the Corporation and shall have general supervision of the affairs of the Corporation and full control of and responsibility for said affairs.

(c) The Secretary shall issue notices for and keep minutes of all corporate meetings and shall have charge of the corporate seal and of all corporate books, stock books and other like records of the Corporation. The Secretary shall have authority to give any notices required by law or these Bylaws.

(d) The Treasurer shall have custody and control of all funds and of all financial records of the Corporation.

6.6 Additional Powers and Duties. In addition to the foregoing especially enumerated powers and duties, the several officers of the Corporation shall have such other powers and duties as are provided for them in these Bylaws or as may, from time to time, be prescribed by the Board of Directors or a committee thereof or the Chairman of the Board.

6.7 Reimbursement by Officers. Any payments made to an officer of the Corporation such as salary, commission, bonus, interest or rent, or entertainment expense incurred by him, which shall be disallowed in whole or in part as a deductible expense by the Internal Revenue Service, shall be reimbursed by such officer to the Corporation to the full extent of such disallowance. It shall be the duty of the Board of Directors to enforce payment of each such amount disallowed; provided, however, that notwithstanding any provision to the contrary herein contained, no reimbursement shall be required by such officer pursuant to this Section 6.7 for any deduction disallowed by the Internal Revenue Service if, in the discretion of the Board of Directors, such expense is a legitimate cost of doing business. In lieu of payment by the officer, subject to the determination of the Board of Directors, proportionate amounts may be withheld from his future compensation payments until the amount owed to the Corporation has been recovered.

ARTICLE SEVEN

Distributions

7.1 Share Dividends. Unless otherwise provided in the Articles of Incorporation, shares may be issued as a share dividend pro rata and without consideration to the shareholders of the Corporation or to the shareholders of one or more classes or series. Shares of one class or series may not be issued as a share dividend in respect of another class or series unless authorized by the Articles of Incorporation or unless a majority of the votes entitled to be cast by the class or series to be issued approve the issue or unless there are no issued and outstanding shares of the class or series to be issued.

ARTICLE EIGHT

Shares

8.1 Authorization and Issuance of Shares. The classes of shares and the maximum number of shares of each class of the Corporation which may be issued and outstanding shall be as set forth from time to time in the Articles of Incorporation of the Corporation. The Board of Directors may increase or decrease the number of issued and outstanding shares of the Corporation within the maximum authorized and minimum required by the Articles of Incorporation.

8.2 Form of Issued Shares. The shares of the Corporation shall be issued, either, as shares represented by certificates or as shares without certificates, pursuant to, and as provided under, Georgia law.

(a) Shares Represented by Certificates. Shares issued by the Corporation that are represented by certificates shall be in such form as the Board of Directors may adopt, from time to time, in accordance with Georgia law. Share certificates shall be consecutively numbered, shall be in registered form, and shall indicate the date of issue, and all such information shall be entered on the Corporation’s books. Each certificate shall be signed, either manually or in facsimile, by the President or a Vice President, and the Secretary or an Assistant Secretary, and shall be sealed with the seal of the Corporation or a facsimile thereof; provided, however, that if a share certificate is signed in facsimile, then it must be countersigned, either manually or in facsimile, by a transfer agent, or registered by a registrar other than the Corporation itself or an employee of the Corporation. If the person who signed a share certificate, either manually or in facsimile, no longer holds office when the certificate is issued, then the certificate is nevertheless valid.

(b) Shares Without Certificates. Shares of the Corporation may be issued without certificates, if issued pursuant to a direct registration program operated by a clearing agency registered under Section 17A of the Securities Exchange Act of 1934 and approved by the Securities and Exchange Commission, the NASDAQ or any securities exchange or automated quotation system on which the shares of the Corporation may be quoted or listed. Within a reasonable time after the issuance or transfer of shares without certificates, the Corporation shall send to the shareholder a notice that shall set forth the name of the Corporation, that the Corporation is organized under the laws of the State of Georgia, the name of the shareholder, the number and class, and the designation of the series (if any), of the shares issued or transferred.

8.3 Rights of Corporation with Respect to Registered Owner. Prior to due presentation for transfer of registration of its shares, the Corporation may treat the registered owner of the shares as the person exclusively entitled to vote such shares, to receive any distribution with respect to such shares, and for all other purposes, and the Corporation shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

8.4 Transfers of Shares. Transfers of shares shall be made upon the transfer books of the Corporation, kept at the office of the transfer agent designated to transfer the shares. If shares of the Corporation are issued as shares represented by certificates, then those shares may be transferred upon the surrender of the certificate, or certificates, to the Corporation or its transfer agent, properly endorsed, or accompanied by an appropriate written assignment or power of attorney, and, in the case of a certificate alleged to have been lost, stolen, or destroyed, upon compliance with the provisions of Section 8.5 of these Bylaws. If the shares of the Corporation are issued as shares without certificates, then those shares may be transferred upon proper instructions from the holder of the shares. In all cases, transfers of shares of the Corporation will be made only upon such proof of authenticity, of signatures, instructions, and other matters, as the Corporation or its transfer agent may require. The Board of Directors, in its discretion, may authorize its transfer agent to determine and apply such additional rules and regulations as necessary to the proper issuance, transfer and registration of the shares of the Corporation.

8.5 Lost, Stolen or Destroyed Certificates. Any person claiming a share certificate to be lost, stolen or destroyed shall make an affidavit or affirmation of the fact in such manner as the Board of Directors may require and shall, if the Board of Directors so requires, give the Corporation a bond of indemnity, in form and amount, and with one or more sureties satisfactory to the Board of Directors, as the Board of Directors may require, whereupon the Corporation may issue (i) a new certificate or (ii) shares without a certificate, in place of any certificate previously issued by the Corporation alleged to have been lost, stolen or destroyed.

8.6 Fixing of Record Date. The Board of Directors may fix an advance date as the record date for one or more voting groups in order to determine the shareholders entitled to a distribution, to notice of a shareholders’ meeting, to demand a special meeting, to vote or to take any other action.

8.7 Record Date if None Fixed. If no record date is fixed, as provided in Section 8.6 of these Bylaws, then the record date for (a) determining shareholders entitled to notice of and to vote at an annual or special shareholders’ meeting is the close of business on the day before the first notice is delivered to shareholders; (b) for determining shareholders entitled to a distribution (other than one involving a purchase, redemption, or other acquisition of the Corporation’s shares) is the date the Board of Directors authorizes the distribution; and (c) for any other action the consummation of which requires a determination of shareholders is the date such action is to be taken.

ARTICLE NINE

Indemnification and interest Parties

9.1 Definitions for Indemnification Provisions. As used in this Article Nine, the term:

(a) “Corporation” (when spelled with an initial capital letter) includes any domestic or foreign predecessor entity of the Corporation (as “Corporation” is defined in Article One of these Bylaws) in a merger or other transaction in which the predecessor’s existence ceased upon consummation of the transaction;

(b) “director” means an individual who is or was a director of the Corporation or an individual who, while a director of the Corporation, is or was serving at the Corporation’s request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise. A director is considered to be serving an employee benefit plan at the Corporation’s request if his duties to the Corporation also impose duties on, or otherwise involve services by, him to the plan or to participants in, or beneficiaries of, the plan. Director includes, unless the context requires otherwise, the estate or personal representative of a director;

(c) “expenses” include attorneys’ fees;

(d) “liability” means the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), or reasonable expenses incurred with respect to a proceeding;

(e) “party” includes an individual who was, is, or is threatened to be made a named defendant or respondent in a proceeding;

(f) “proceeding” means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal.

9.2 Mandatory Indemnification. The Corporation shall indemnify a director, who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he was a director of the Corporation, against reasonable expenses incurred by the director in connection with the proceeding. Further, the Corporation shall indemnify a director, who is a party to a proceeding because he is or was a director, against monetary damages resulting from any action for a breach of duty of care or other duty as a director, provided that this provision shall not eliminate or limit the liability of a director:

(a) For any appropriation, in violation of his duties, of any business opportunity of the Corporation;

(b) For acts or omissions which involve intentional misconduct or a knowing violation of law;

(c) For any type of liability for unlawful distribution under Section 14-2-832 of the Code (as defined in Section 2.5 of Article Two) , or any successor statute; or

(d) For any transaction from which he received an improper personal benefit.

9.3 Authority for Permissive Indemnification.

(a) Except as otherwise provided in this Section 9.3, the Corporation may indemnify an individual, who is a party to a proceeding because he is or was a director, against liability incurred in the proceeding if he conducted himself in good faith and reasonably believed, in the case of conduct in his official capacity, that such conduct was in the best interests of the Corporation; in all other cases, that such conduct was at least not opposed to the best interests of the Corporation; and in the case of a criminal proceeding, that he had no reasonable cause to believe such conduct was unlawful.

(b) A director’s conduct, with respect to an employee benefit plan, for a purpose he believed, in good faith, to be in the interests of the participants in, and beneficiaries of, the plan, is conduct that the director reasonably believed was at least not opposed to the best interests of the Corporation.

(c) The termination of a proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, is not, of itself, determinative that the director did not meet the standard of conduct set forth in subsection (a) of this Section 9.3.

(d) The Corporation may not indemnify a director under this Section 9.3:

(1) in connection with a proceeding by, or in the right of, the Corporation, in which the director was adjudged liable to the Corporation, except for reasonable expenses incurred in connection with the proceeding, if it is determined that the director has met the relevant standard of conduct set forth in subsection (a) of this Section 9.3; or

(2) in connection with any other proceeding in which he was adjudged liable on the basis that personal benefit was improperly received by him, whether or not involving action in his official capacity.

9.4 Determination and Authorization of Permitted Indemnification.

(a) The Corporation may not indemnify a director under Section 9.3 of this Article Nine unless authorized thereunder to do so, and unless a determination has been made in the specific case that indemnification of the director is permissible in the circumstances because he has met the standard of conduct set forth in subsection (a) of such Section 9.3.

(b) The determination required by subsection (a) hereof shall be made:

(1) if there are two or more disinterested directors, by the Board, by a majority vote of all the disinterested directors (a majority of whom shall for such purpose constitute a quorum) or by a majority of the members of a committee of two or more disinterested directors appointed by such a vote;

(2) by special legal counsel:

a.	selected in the manner prescribed in paragraph (1) of this subsection; or

b.	if there are fewer than two disinterested directors, selected by the Board (in which selection directors who do not qualify as disinterested directors may participate); or

(3) by the shareholders, but shares owned by or voted under the control of a director, who at the time does not qualify as a disinterested director, may not be voted on the determination.

(c) Authorization of indemnification, or an obligation to indemnify, and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, as set forth in subsection (b) hereof, except that if there are fewer than two disinterested directors, or if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled, under subsection (b)(2)(b) of this Section 9.4, to select special legal counsel.

9.5 Shareholder-Approved Indemnification.

(a) Without regard to any limitations contained in any other section of this Article Nine, the Corporation may, if authorized by its shareholders by a majority of votes which would be entitled to be cast in a vote to amend the Corporation’s Articles of Incorporation (which authorization may take the form of an amendment to the Articles of Incorporation or a contract, resolution or bylaw approved or ratified by the requisite shareholder vote), indemnify or obligate itself to indemnify a director made a party to a proceeding, including a proceeding brought by or in the right of the Corporation, but shares owned or voted under the control of a director who at the time does not qualify as a disinterested director, with respect to any existing or threatened proceeding that would be covered by the authorization, may not be voted on the authorization.

(b) The Corporation shall not indemnify a director under this Section 9.5 for any liability incurred in a proceeding in which the director is adjudged liable to the Corporation or is subjected to injunctive relief in favor of the Corporation:

(1) for any appropriation, in violation of his duties, of any business opportunity of the Corporation;

(2) for acts or omissions which involve intentional misconduct or a knowing violation of law;

(3) for any type of liability for unlawful distribution under Section 14-2-832 of the Code, or any successor statute; or

(4) for any transaction from which he received an improper personal benefit.

(c) Where approved or authorized in the manner described in subsection (a) of this Section 9.5, the Corporation may advance or reimburse expenses incurred, in advance of final disposition of the proceeding, only if:

(1) the director furnishes the Corporation with a written affirmation of his good-faith belief that his conduct does not constitute behavior of the kind described in subsection (b) of this Section 9.5; and

(2) the director furnishes the Corporation with a written undertaking, executed personally or on his behalf, to repay any advances, if it is ultimately determined that he is not entitled to indemnification under this Section 9.5.

9.6 Advances for Expenses.

(a) The Corporation may advance funds to pay for or reimburse the reasonable expenses incurred by a director, who is a party to a proceeding, in advance of final disposition of the proceeding if:

(1) the director furnishes the Corporation with a written affirmation of his good-faith belief that he has met the standard of conduct set forth in subsection (a) of Section 9.3 of this Article Nine, or that the proceeding involves conduct for which liability has been eliminated under a provision of the Articles of Incorporation of the Corporation, as authorized by paragraph (4) of subsection (b) of Section 14-2-202 of the Code; and

(2) the director furnishes the Corporation with a written undertaking to repay any funds advanced, if it is ultimately determined that he is not entitled to indemnification under this Article Nine.

(b) The undertaking required by paragraph (2) of subsection (a) of this Section 9.6 must be an unlimited general obligation of the director but need not be secured and may be accepted without reference to financial ability to make repayment.

(c) Authorizations under this Section 9.6 shall be made:

(1) by the Board:

a.	when there are two or more disinterested directors, by a majority vote of all the disinterested directors (a majority of whom shall for such purpose constitute a quorum) or by a majority of the members of a committee of two or more disinterested directors appointed by such a vote; or

b.	when there are fewer than two disinterested directors, by the vote necessary for action by the Board in accordance with subsection (c) of Section 14-2-824 of the Code, in which authorization, directors who do not qualify as disinterested directors may participate; or

(2) by the shareholders, but shares owned or voted under the control of a director who at the time does not qualify as a disinterested director with respect to the proceeding may not be voted on the authorization.

9.7 Indemnification of Officers, Employees, and Agents.

(a) The Corporation shall indemnify an officer of the Corporation who is a party to a proceeding because he is an officer of the Corporation:

(1) if he is a director, to the same extent as a director; and

(2) if he is not a director, to such further extent as may be provided by the Articles of Incorporation, a resolution of the Board, or contract, except for liability arising out of conduct that constitutes:

a.	an appropriation, in violation of his duties, of any business opportunity of the Corporation;

b.	acts or omissions which involve intentional misconduct or a knowing violation of law;

c.	the types of liability set forth in Code Section 14-2-832; or

d.	receipt of an improper personal benefit.

(b) The provisions of paragraph (2) of subsection (a) of this Section 9.7 shall apply to an officer who is also a director, if the sole basis on which he is made a party to the proceeding is an act or omission solely as an officer.

(c) An officer of the Corporation who is not a director is entitled to mandatory indemnification under Section 9.2, and may apply to a court under Section 14-2-854 of the Code for indemnification or advances for expenses, in each case to the same extent to which a director may be entitled to indemnification or advances for expenses under those provisions.

(d) The Corporation may also indemnify and advance expenses to an employee or agent who is not a director to the extent, consistent with public policy, that may be provided by its Articles of Incorporation, Bylaws, general or specific action of its Board, or contract.

9.8 Insurance. The Corporation may purchase and maintain insurance, on behalf of an individual who is or was a director, officer, employee, or agent of the Corporation, or who, while a director, officer, employee, or agent of the Corporation, serves at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other entity, against liability asserted against or incurred by him in such a capacity or arising from his status as a director, officer, employee, or agent, whether or not the Corporation would have power to indemnify or advance expenses to him against the same liability under this Article Nine.

9.9 Expenses for Appearance as Witness. Nothing contained in this Article Nine shall be deemed to limit the Corporation’s power to pay or reimburse expenses incurred by a director or officer, in connection with his appearance as a witness in a proceeding, at a time when he is not a party.

ARTICLE TEN

Miscellaneous

10.1 Inspection of Books and Records. The Board of Directors shall have power to determine which accounts, books and records of the Corporation shall be open to the inspection of shareholders, except such as may by law be specifically open to inspection, and shall have power to fix reasonable rules and regulations not in conflict with the applicable law for the inspection of accounts, books and records which by law or by determination of the Board of Directors shall be open to inspection.

10.2 Seal. The seal of the Corporation shall consist of an impression bearing the name of the Corporation around the perimeter and the word “Seal” and such other information in the center thereof as is desired. In lieu thereof, the Corporation may use an impression or writing bearing the words “CORPORATE SEAL” enclosed in parentheses or scroll, which shall also be deemed the seal of the Corporation.

10.3 Annual Statements. Not later than four months after the close of each fiscal year, and in any case prior to the next annual meeting of shareholders, the Corporation shall prepare (a) a balance sheet showing in reasonable detail the financial condition of the Corporation as of the close if its fiscal year, and (b) a profit and loss statement showing the results of its operations during its fiscal year. Upon receipt of written request, the Corporation promptly shall mail to any shareholder of record a copy of the most recent such balance sheet and profit and loss statement.

10.4 Execution of Documents. No attestation by the Secretary or an Assistant Secretary shall be necessary to make any contract, conveyance or other document valid and legally binding which has been executed by and on behalf of the Corporation by an officer or officers thereunto duly authorized in the manner provided for in these Bylaws.

ARTICLE ELEVEN

Amendments

11.1 Power to Amend Bylaws. Except as otherwise provided in Section 2.11 of these Bylaws, and unless otherwise provided by the Articles of Incorporation, the Board of Directors shall have power to alter, amend or repeal these Bylaws or adopt new bylaws, but any bylaws adopted by the Board of Directors may be altered, amended or repealed, and new bylaws adopted, by the shareholders. Further, unless otherwise provided by the Articles of Incorporation, the shareholders may prescribe that any bylaw or bylaws adopted by them shall not be altered, amended or repealed by the Board of Directors.

11.2 Conditions. Except as otherwise provided herein, and unless otherwise provided by the Articles of Incorporation, any action taken by the shareholders with respect to bylaws shall be taken by an affirmative vote of a majority of all shares entitled to elect directors, and action by the Board of Directors with respect to bylaws shall be taken by an affirmative vote of a majority of all directors then holding office.